Exhibit 1.1

[__] SHARES OF COMMON STOCK,

[__] WARRANTS (EXERCISABLE FOR [__] SHARES) and

[__] PRE-FUNDED WARRANTS (EXERCISABLE FOR [__] SHARES)

OF

TOUGHBUILT INDUSTRIES, INC.

UNDERWRITING AGREEMENT

[__], 2020

Maxim Group LLC

Investment Banking

405 Lexington Avenue, 2nd Fl.

New York, NY 10174

As Representative of the

Several underwriters, if any, named in Schedule I hereto

Ladies and Gentlemen:

The undersigned, TOUGHBUILT INDUSTRIES, INC., a company incorporated under the laws of Nevada (collectively with its subsidiaries and Affiliates, including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries or Affiliates of TOUGHBUILT INDUSTRIES, INC., the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule I hereto for which MAXIM GROUP LLC is acting as representative to the several Underwriters (in such capacity, the “Representative” and if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter) on the terms and conditions set forth herein.

It is understood that the several Underwriters are to make a public offering of the Securities as soon as the Representative deem it advisable to do so. The Securities are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Closing Securities and, if any, the Option Securities in accordance with this Agreement.

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ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Advance” has the meaning ascribed to such term in Section 7.1(b).

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Laws” has the meaning ascribed to such term in Section 3.35.

“Applicable Time” has the meaning ascribed to such term in Section 3.1(a)(i).

“Authorizations” has the meaning ascribed to such term in Section 3.13(a).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Charter” has the meaning ascribed to such term in Section 3.11.

“Closing” means the closing of the purchase and sale of the Closing Securities pursuant to Section 2.1.

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters’ obligations to pay the Closing Purchase Price and (ii) the Company’s obligations to deliver the Closing Securities, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the second (2nd) Trading Day following the date hereof or at such earlier time as shall be agreed upon by the Representative and the Company.

“Closing Pre-Funded Warrants” has the meaning ascribed to such term in Section 2.1(a)(iii).

“Closing Purchase Price” has the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of underwriting discounts and commissions.

“Closing Securities” has the meaning ascribed to such term in Section 2.1(a)(iii).

“Closing Shares” has the meaning ascribed to such term in Section 2.1(a)(i).

“Closing Warrants” has the meaning ascribed to such term in Section 2.1(a)(ii).

“Code” means Internal Revenue Code of 1986.

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“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Auditor” means Marcum LLP.

“Company Parties” has the meaning ascribed to such term in Article III.

“Company Counsel” means Jolie Kahn, the Company’s chief financial officer and securities counsel.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“EDGAR” has the meaning set forth in Section 3.1(a).

“Effective Date” means the date and time as of which the Registration Statement, or the most recent post- effective amendment thereto, became effective, or is deemed to have become effective by the Commission, in accordance with the rules and regulations under the Securities Act.

“Emerging Growth Company” has the meaning ascribed to such term in Section 3.1(c)(iii).

“Engagement Agreement” has the meaning ascribed to such term in Section 7.2.

“Environmental Law” has the meaning ascribed to such term in Section 3.33.

“ERISA” has the meaning ascribed to such term in Section 3.34.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act Regulations” has the meaning ascribed to such term in Section 3.27.

“Execution Date” means the date on which the parties execute and enter into this Agreement.

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“Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock, restricted stock units or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with automatic price resets, stock splits, adjustments or combinations as set forth in such securities) or to extend the term of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.21(a) herein, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve Board” has the meaning ascribed to such term in Section 3.38.

“FINRA” has the meaning ascribed to such term in Section 3.19.

“GAAP” has the meaning ascribed to such term in Section 3.6.

“Governmental Entity” means any governmental, judicial, regulatory or administrative agency, body or court, domestic or foreign, having jurisdiction over the Company Parties or any of their assets or business.

“Hazardous Substances” has the meaning ascribed to such term in Section 3.33.

“Initial Registration Statement” has the meaning ascribed to such term in Section 3.1(a)(ii).

“Intellectual Property Rights” has the meaning ascribed to such term in Section 3.31.

“Lien” has the meaning set forth in Section 3.11.

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“Material Adverse Effect” has the meaning assigned to such term in Section 3.16.

“OFAC” has the meaning ascribed to such term in Section 3.20.

“Offering” has meaning ascribed to such term in Section 2.1(c).

“Option Closing Date” has the meaning ascribed to such term in Section 2.2(c).

“Option Closing Purchase Price” has the meaning ascribed to such term in Section 2.2(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Option Securities” has the meaning ascribed to such term in Section 2.2(a).

“Option Shares” has the meaning ascribed to such term in Section 2.2(a)(i).

“Option Pre-Funded Warrants” has the meaning ascribed to such term in Section 2.2(a)(iii).

“Option Warrants” has the meaning ascribed to such term in Section 2.2(a)(ii).

“Over-Allotment Option” has the meaning ascribed to such term in Section 2.2(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Plan” has the meaning ascribed to such term in Section 3.34.

“Pre-Funded Warrant Purchase Price” has the meaning ascribed to such term in Section 2.1(b).

“Pre-Funded Warrants” means, together, the Closing Pre-Funded Warrants and the Option Pre-Funded Warrants.

“Pre-Funded Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

“Preliminary Prospectus” has the meaning ascribed to such term in Section 3.1(a)(ii).

“Pricing Disclosure Package” has the meaning ascribed to such term in 3.1(a)(ii).

“Pricing Prospectus” has the meaning ascribed to such term in 3.1(a)(ii).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” has the meaning ascribed to such term in Section 3.1(a)(ii).

“Questionnaires” has the meaning ascribed to such term in Section 3.14.

“Registration Statement” has the meaning ascribed to such term in Section 3.1(a)(i).

“Representative’s Warrant” has the meaning ascribed to such term in Section 4.24.

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“Representative’s Warrant Shares” has the meaning ascribed to such term in Section 4.24.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 462(b) Registration Statement” has the meaning ascribed to such term in Section 3.1(a)(i).

“Sanctions” has the meaning ascribed to such term in Section 3.20.

“Sarbanes-Oxley Act” has the meaning ascribed to such term in Section 3.27.

“SEC Reports” has the meaning ascribed to such term in Section 3.44.

“Securities” means the Closing Securities, the Option Securities, the Warrant Shares and the Pre-Funded Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Act Regulations” has the meaning ascribed to such term in Section 3.3(a)(i).

“Share Purchase Price” has the meaning ascribed to such term in Section 2.1(b).

“Shares” means, collectively, the shares of Common Stock delivered to the Underwriters in accordance with Section 2.1(a)(i) and Section 2.2(a).

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Testing-the-Waters Communication” has the meaning ascribed to such term in Section 3.1(a)(ii).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

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“Transaction Documents” means this Agreement and all exhibits and schedules hereto, the Warrants, the Warrant Agent Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means VStock Transfer, LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place, Woodmere NY 11598, and any successor transfer agent of the Company.

“Underwriters’ Counsel” means McGuireWoods LLP.

“Underwriters’ Information” has the meaning ascribed to such term in Section 3.3(a)(ii).

“Variable Rate Transaction” has the meaning ascribed to such term in Section 4.21(b).

“Warrant Agent Agreement” has the meaning ascribed to such term in Section 2.4(g).

“Warrant Purchase Price” has the meaning ascribed to such term in Section 2.1(b).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” means, together, the Closing Warrants and the Option Warrants.

“Written Testing-the-Waters Communication” has the meaning ascribed to such term in Section 3.1(a)(ii).

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell in the aggregate [___] shares of Common Stock and warrants exercisable for an aggregate of [___] shares of Common Stock, and each Underwriter agrees to purchase, severally and not jointly, at the Closing, the following securities of the Company:

(i) the number of shares of Common Stock (the “Closing Shares”) set forth opposite the name of such Underwriter on Schedule I hereof;

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(ii) Warrants (the “Closing Warrants”) to purchase up to the number of shares of Common Stock set forth opposite the name of such Underwriter on Schedule I hereof, which shall have an exercise price of $[___] (subject to adjustment as provided therein) ; and

(iii) Pre-Funded Warrants (the “ Closing Pre-Funded Warrants”) to purchase up to the number of shares of Common Stock set forth opposite the name of such Underwriter on Schedule I hereof, which shall have an exercise price of $0.0001 (subject to adjustment as provided therein) (collectively, with the Closing Shares and the Closing Warrants, the “Closing Securities”).

(b) The aggregate purchase price for the Closing Securities shall equal the amount set forth opposite the name of such Underwriter on Schedule I hereto (the “Closing Purchase Price”). The combined purchase price for one Closing Share, one Warrant to purchase [___] Warrant Share(s) and one Pre-funded Warrant to purchase [___] Pre-Funded Warrant Share(s) shall be $[___], which shall be allocated as $[___] per Closing Share (the “Share Purchase Price”), $[___] per Warrant (the “ Warrant Purchase Price”) and $[___] per Pre-Funded Warrant (the “Pre-Funded Warrant Purchase Price”).

(c) On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to such Underwriter’s Closing Purchase Price and the Company shall deliver to, or as directed by, such Underwriter its respective Closing Securities and the Company shall deliver the other items required pursuant to Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of McGuireWoods LLP, 1251 Avenue of the Americas, 20th Floor, New York, NY 10020 or such other location as the Company and Representative shall mutually agree (including remotely by electronic transmission of executed final documents). The Closing Securities are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (the “Offering”).

2.2 Over-Allotment Option.

(a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Securities, the Representative is hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, up to:

(i) [___] shares of Common Stock (the “Option Shares”);

(ii) Warrants to purchase up to [___] shares of Common Stock (the “Option Warrants ”); and

(iii) Pre-Funded Warrants to purchase up to [___] shares of Common Stock (the “Option Pre-Funded Warrants,” and, collectively with the Option Shares and Option Warrants, the “Option Securities”) which may be purchased in any combination of Option Shares, Option Warrants and/or Option Pre-Funded Warrants at the Share Purchase Price, Warrant Purchase Price and/or Pre-Funded Warrant Price, respectively.

(b) In connection with an exercise of the Over-Allotment Option, (i) the purchase price to be paid for any Option Shares is equal to the product of the Share Purchase Price multiplied by the number of Option Shares to be purchased, (ii) the purchase price to be paid for any Option Warrants is equal to the product of the Warrant Purchase Price multiplied by the number of Option Warrants to be purchased and (iii) the purchase price to be paid for any Option Pre-Funded Warrants is equal to the product of the Pre-Funded Warrant Purchase Price multiplied by the number of Option Pre-Funded Warrants to be purchased (the aggregate purchase price to be paid on an Option Closing Date, the “Option Closing Purchase Price”).

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(c) The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Securities within 45 days after the Execution Date. An Underwriter will not be under any obligation to purchase any Option Securities prior to the exercise of the Over-Allotment Option by the Representative. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares, Option Warrants and/or Option Pre-Funded Warrants to be purchased and the date and time for delivery of and payment of the Option Closing Purchase Price (each, an “Option Closing Date”), which will not be later than the earlier of (i) 45 days after the Execution Date and (ii) two (2) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of McGuireWoods LLP, 1251 Avenue of the Americas, 20th Floor, New York, NY 10020 or at such other place (including remotely by electronic transmission of executed final documents) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Securities does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares, Option Warrants and/or Option Pre-Funded Warrants specified in such notice. The Representative may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.

2.3 Deliveries. The Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(a) At the Closing Date, the Closing Shares and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters;

(b) At the Closing Date, the Closing Warrants and, as to each Option Closing Date, if any, the applicable Option Warrants in certificated form registered in the name or names and in such authorized denominations as the applicable Underwriter may request in writing at least one Business Day prior to the Closing Date and, if any, each Option Closing Date;

(c) At the Closing Date, the Closing Pre-Funded Warrants and, as to each Option Closing Date, if any, the applicable Option Pre-Funded Warrants in certificated form registered in the name or names and in such authorized denominations as the applicable Underwriter may request in writing at least one Business Day prior to the Closing Date and, if any, each Option Closing Date;

(d) At and as of the Closing Date, legal opinions of Company Counsel addressed to the Underwriters, substantially in the form of Exhibit A attached hereto, as well as a negative assurance letter, and at and as of each Option Closing Date, if any, bring-down opinions and negative assurance from Company Counsel in form and substance reasonably satisfactory to counsel for the Representative, including, without limitation, a negative assurance letter, addressed to the Underwriters and in form and substance satisfactory to counsel for the Representative;

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(e) Contemporaneously herewith, a cold comfort letter, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representative from the Company Auditor dated, respectively, as of the date of this Agreement and a bring-down letter dated as of the Closing Date and each Option Closing Date, if any;

(f) On the Closing Date and on each Option Closing Date, a duly executed and delivered Officer’s Certificate, in form and substance satisfactory in all respects to the Representative, from the Company, dated as of the Closing Date and each Option Closing Date, if any, certifying that the conditions specified in Sections 2.4(a) and 2.4(b) have been satisfied;

(g) On the Closing Date and on each Option Closing Date, the duly executed and delivered Secretary’s Certificate, in form and substance satisfactory in all respects to the Representative, from the Company, dated as of the Closing Date and each Option Closing Date, if any, certifying and attaching the Charter and by-laws of the Company and all resolutions adopted by the board of directors of the Company and any committee thereof relating to the Offering; and

(h) Such other certificates, opinions or documents as the Underwriters and Underwriters’ Counsel may have reasonably requested.

2.4 Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date are subject to the following conditions being met:

(a) the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein, in which case such representations and warranties shall be correct as of such specific date);

(b) all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;

(c) the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(d) the Registration Statement shall be effective on the date of this Agreement and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative;

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(e) by the Execution Date, if required by FINRA, the Underwriters shall have received a notice of no objections from FINRA as to the amount of compensation allowable or payable to and the terms and arrangements for acting as the Underwriters as described in the Registration Statement;

(f) intentionally omitted;

(g) the Company and the Transfer Agent shall have entered into a warrant agency agreement (the “Warrant Agent Agreement”) wherein the Company shall have, subject to the terms and conditions therein, appointed the Transfer Agent as warrant agent;

(h) the Closing Shares, the Option Shares, the Warrant Shares, the Pre-Funded Warrant Shares and the Representative’s Warrant Shares shall have been approved for listing on the Trading Market; and

(i) prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereto, nor suspending or preventing the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free-Writing Prospectus shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; (iv) the Company has not incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein; (v) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock; (vi) the Company has not altered its method of accounting; and (vii) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto (including any documents filed under the Exchange Act and deemed incorporated by reference into the Prospectus) shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereto, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Securities Act Regulations, any untrue statement of a material fact or omit to state and did not omit to state as of its date or the time of first use within the meaning of the Securities Act Regulations, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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If any of the conditions specified in this Section 2.4 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Representative’s counsel pursuant to Section 2.3 shall not be reasonably satisfactory in form and substance to the Representative and to Representative’s counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company, together with any subsidiaries of the Company (the “Company Parties”), represents and warrants to the Underwriters as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

3.1 Filing of Registration Statement.

(a) Pursuant to the Securities Act.

(i) The Company has prepared and filed with the Commission a registration statement, including the related preliminary prospectus or prospectuses, relating to the Securities under the Securities Act on Form S-1 (No. 333-[__]) (the “Initial Registration Statement”); and such Initial Registration Statement, and any post-effective amendment thereto, each in the form previously delivered to you, has been declared effective by the Commission, in such form. Other than a registration statement, if any, increasing the size of the Offering (a “Rule 462(b) Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act, which will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. The various parts of the Initial Registration Statement and the 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it became effective under the Securities Act, each as amended at the time such part of the Initial Registration Statement or Rule 462(b) Registration Statement, if any, became or hereafter becomes effective under the Securities Act, are hereafter collectively referred to as the “Registration Statement.”

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All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). For purposes of this Agreement, “Applicable Time” is [__] (New York City time) on the date of this Agreement.

(ii) The prospectus relating to the Offering of the Securities and the shares of Common Stock underlying the Representative’s Warrant, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereafter referred to as the “Prospectus.” Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter referred to as a “Preliminary Prospectus”; and the Preliminary Prospectus relating to the Securities, if any, as amended or supplemented immediately prior to the Applicable Time, is hereafter referred to as the “Pricing Prospectus.” Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Securities is hereafter referred to as an “Issuer Free Writing Prospectus”; and the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, listed in Schedule II hereto, and the information included on Schedule III hereto, taken together, are hereafter referred to collectively as the “Pricing Disclosure Package.” As used herein “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act and “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(iii) At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

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(iv) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the regulations promulgated thereunder on the date of first use, and the Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (x) distributed any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus set forth on Schedule II hereto, or (y) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Securities, except for any Issuer Free Writing Prospectus set forth in Schedule II hereto and any electronic road show previously approved by the Representative. The Company has retained in accordance with the Securities Act and the rules and regulations promulgated thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations promulgated thereunder. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Securities will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(b) Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (Accession No. 001-38739) providing for the registration pursuant to Section 12(b) under the Exchange Act, of the shares of Common Stock; and such Form 8-A has become effective under the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(c) Testing the Waters Communications.

(i) Each Written Testing-the-Waters Communications did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Securities will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus. Each Written Testing-the-Waters Communication did not, as of the Applicable Time, when taken together with the Pricing Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to the Underwriters’ Information.

(ii) No Company Party (a) has engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has authorized any third party to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. No Company Party has distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto.

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(iii) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company Parties engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(d) Road Show. The Company has filed publicly on EDGAR at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Securities.

(e) Stock Exchange Listing. The Closing Shares and Option Shares have been approved for listing on The NASDAQ Capital Market, subject only to official notice of issuance.

3.2 No Stop Orders, etc. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. The Company has complied in all material respects with each request (if any) from the Commission for additional information.

3.3 Disclosures in Registration Statement.

(a) Compliance with Securities Act and 10b-5 Representation.

(i) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Securities Act Regulations”). Each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or any amendment thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: (a) the first and second sentence of the second paragraph under the heading “Discounts and Commissions” and (b) the first sentence under the heading “Price Stabilization, Short Positions, and Penalty Bids” and (collectively, the “Underwriters’ Information”).

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(iii) The Pricing Disclosure Package, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus will not, as of its date, as of the Closing Date or as of any Option Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Securities Act Regulations, and does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus listed in Schedule II hereto, as supplemented by and taken together with the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No representation and warranty is made in this Section 3.3 with respect to the Underwriters’ Information.

(b) Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which the Company is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company, and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company, nor to the Company’s knowledge, any other party, is in default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company Party which is a party thereto of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity, including, without limitation, those relating to Environmental Laws.

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(c) Prior Securities Transactions. Since inception, no securities of any Company Party have been sold by the Company Parties or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with a Company Party, except as disclosed in the SEC Reports, the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

(d) Regulations. The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Our Securities”, insofar as it purports to constitute a summary of the terms of the Common Stock, Warrants and Pre-Funded Warrants, and under the captions “Shares Eligible for Future Sale,” “Certain Relationships and Related Transactions,” “Implications of Being an Emerging Growth Company”, “Legal Proceedings,” “Intellectual Property,” “Underwriting,” “Risk Factors,” and the statements in the Registration Statement under Item 14 thereof, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(e) No Other Distribution of Offering Materials. The Company Parties have not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package.

3.4 Changes After Dates in Registration Statement. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except as disclosed or contemplated therein, (i) no Company Party has declared or paid any dividends, or made any other distribution of any kind, on or in respect of its capital stock, (ii) there has not been any material change in the capital stock or long-term or short-term debt of the Company, (iii) there have been no transactions entered into by a Company Party, other than in the ordinary course of business, which are material with respect to the Company Parties, individually or taken as a whole, (iv) neither Company Party has sustained any material loss or interference with its business or properties from fire, explosion, flood, earthquake, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (v) there has not been any Material Adverse Effect. Since the date of the latest balance sheet included in the Registration Statement, the Pricing Disclosure Package or the Prospectus, no Company Party has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company Parties, individually or taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

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3.5 Independent Accountants. Marcum LLP (the “Auditor”), who has certified the financial statements and supporting schedules and information of the Company Parties that are incorporated by reference into the Registration Statement, the Pricing Disclosure Package or the Prospectus are independent public accountants as required by the Securities Act, the Securities Act Regulations and the rules of the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company Parties any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

3.6 Financial Statements, etc. The financial statements, including the notes thereto, and the supporting schedules incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company Parties; except as otherwise stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; and the supporting schedules, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. No other historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus by the Securities Act or the Securities Act Regulations. The other financial and statistical information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the books and records of the respective entities presented therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company Parties with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company Parties have not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company, (d) other than in the ordinary course of business and consistent with the Company’s prior policies, the Company Parties have not made any grants under any stock compensation plan, and (e) there has not been any material adverse change in the Company’s long-term or short-term debt.

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3.7 Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, as of the Applicable Time, and on the Closing Date and any Option Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company or any security convertible or exercisable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

3.8 Valid Issuance of Securities, etc.

(a) Outstanding Securities. All issued and outstanding securities of the Company Parties issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no contractual rights of rescission or put rights with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal or rights of participation of any holders of any security of the Company Parties or similar contractual rights granted by the Company Parties, except for such rights as may have been fully satisfied or waived prior to the Effective Date. The authorized shares of Common Stock conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding shares of Common Stock, options, warrants and other rights to purchase or exchange such securities for shares of Common Stock, were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

(b) Securities Sold Pursuant to this Agreement. The Closing Shares and the Option Shares have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Closing Shares and the Option Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by a Company Party, except as (i) disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) with respect to which duly executed and valid waivers of such rights have been obtained; and all corporate action required to be taken for the authorization, issuance and sale of the Closing Shares and the Option Shares has been duly and validly taken. The Securities and the Representative’s Warrant conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All corporate action required to be taken for the authorization, issuance and sale of the Warrants, the Pre-Funded Warrants and the Representative’s Warrant has been duly and validly taken; the shares of Common Stock issuable upon exercise of the Warrants, the Pre-Funded Warrants and the Representative’s Warrant have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, when paid for and issued in accordance with the Warrant Agent Agreement and the Warrants, the Pre-Funded Warrants or the Representative’s Warrant, as the case may be, such underlying shares of Common Stock will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and such shares of Common Stock are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by a Company Party.

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3.9 Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any securities of the Company Parties or any options, warrants, rights or other securities exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register the resale of any such securities of a Company Party under the Securities Act or to include any such securities in the Registration Statement or any other registration statement to be filed by the Company, except for any such rights so disclosed that have either been fully complied with by the Company or effectively waived by the holders thereof.

3.10 Validity and Binding Effect of Agreements. The execution, delivery and performance of this Agreement, the Warrants, the Pre-Funded Warrants, the Warrant Agent Agreement and the Representative’s Warrant have been duly and validly authorized by the Company. This Agreement constitutes, and the Representative’s Warrant, when executed and delivered, will constitute, the valid and binding agreements of the Company, in each case, enforceable against the Company in accordance with their respective terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.11 No Conflicts, etc. The execution, delivery and performance by the Company Parties of this Agreement, the Warrants, the Pre-Funded Warrants, the Warrant Agent Agreement, the Representative’s Warrant and all ancillary documents, the consummation by the Company Parties of the transactions herein and therein contemplated and the compliance by the Company Parties with the terms hereof and thereof, as the case may be, do not and will not, with or without the giving of notice or the lapse of time or both: (a) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”) upon any property or assets of the Company Parties pursuant to the terms of any indenture, mortgage, deed of trust, note, lease, loan agreement or any other agreement or instrument, franchise, license or permit to which the Company is a party or as to which any property of the Company is a party; (b) result in any violation of the provisions of the Company’s Articles of Incorporation (as the same have been amended or restated from time to time, the “Charter”), the by-laws of the Company Parties (as the same may be amended or restated from time to time) or (c) violate any existing applicable law, rule, regulation, ordinance, directive, judgment, writ, order or decree of any Governmental Entity as of the date hereof, except in the cases of clauses (a) and (c) for such breaches, conflicts or violations which could not reasonably be expected to have a Material Adverse Effect.

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3.12 No Defaults; Violations. The Company is not (a) in violation of its Charter, by-laws, or other organizational documents, (b) in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, note, lease, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (c) in violation of any statute, law, rule, regulation, ordinance, directive, judgment, writ, decree or order of any court or judicial, regulatory or other legal or Governmental Entity, except (in the case of clauses (b) and (c) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

3.13 Corporate Power; Licenses; Authorizations.

(a) Conduct of Business. The Company has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all Governmental Entities and all third parties, foreign and domestic (collectively, the “Authorizations”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and each such Authorization is valid and in full force and effect, except in each case as could not reasonably be expected to have a Material Adverse Effect. Neither Company Party has received notice of any investigation or proceedings which, if decided adversely to the Company, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any such Authorization.

(b) Transactions Contemplated Herein. Each of the Company Parties has or, at the time of execution, had all corporate power and authority to enter into this Agreement, the Warrants, the Pre-Funded Warrants, the Warrant Agent Agreement and the Representative’s Warrant to which it is a party and to carry out the provisions and conditions hereof, and all Authorizations required in connection therewith have been obtained. No Authorization of, and no filing with, any Governmental Entity is required for the valid issuance, sale and delivery of the Securities and the Representative’s Warrant and the consummation of the transactions and agreements contemplated by this Agreement and the Warrant Agent Agreement and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as may be required under state securities or blue sky laws or the by-laws the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the Underwriters, each of which has been obtained and is in full force and effect.

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3.14 D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors, officers and principal stockholders immediately prior to the Offering as supplemented by all information concerning the Company’s directors, officers and principal stockholders as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Underwriters is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become inaccurate and incorrect in any material respect.

3.15 Litigation; Governmental Proceedings. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company is a party or of which any property, operations or assets of the Company Parties is the subject which, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its respective obligations hereunder; to the Company Parties’ knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company Party could not reasonably be expected to have a Material Adverse Effect.

3.16 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on (i) or affecting the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company, individually or taken as a whole; or (ii) the ability of the Company Parties to consummate the Offering or any other transaction contemplated by this Agreement or the Registration Statement, the Pricing Disclosure Package and the Prospectus (a “Material Adverse Effect”). The Charter, and by-laws, or other constitutive and organizational documents of the Company comply with the requirements of applicable law and are in full force and effect.

3.17 Insurance. The Company maintains insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.

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3.18 Transactions Affecting Disclosure to FINRA.

(a) Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, contracts, arrangements, agreements or understandings between a Company Party and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, partners, employees or Affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(b) Payments Within Six (6) Months. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company Parties has made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for a Company Party or introducing to a Company Party persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the six (6) months prior to the initial filing of the Registration Statement, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

(c) Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its Affiliates, except as specifically described in the Registration Statement.

(d) FINRA Affiliation. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no (i) officer or director of the Company, (ii) beneficial owner of 5% or more of any class of the Company’s securities or (iii) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an Affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA). Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending Affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any Affiliate of any Underwriter.

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(e) Information. All information provided by the Company Parties in the FINRA questionnaire to Representative’s Counsel specifically for use by Representative’s Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

3.19 Foreign Corrupt Practices Act. None of the Company Parties, any director or officer of a Company Party, or, to the knowledge of the Company Parties, any agent, employee, Affiliate or other person acting on behalf of the Company, has (a) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any domestic governmental official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee; (c) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and (e) received notice of any investigation, proceeding or inquiry by any Governmental Entity regarding any of the matters in clauses (a)-(d) above; and a Company Party and, to the knowledge of the Company Parties, the Company Parties’ Affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

3.20 Compliance with OFAC. None of the Company Parties, any director or officer of a Company Party, or, to the knowledge of the Company Parties, any agent, employee, Affiliate or other person acting on behalf of a Company Party, is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is a Company Party located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject or target of any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions.

3.21 Money Laundering Laws. The operations of the Company are and the obligations of the Company Parties have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity or any arbitrator involving a Company Party with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company Parties, threatened.

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3.22 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

3.23 Officers’ Certificate. Any certificate signed by any duly authorized officer of a Company Party and delivered to you or to Representative’s Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.24 Intentionally omitted.

3.25 Subsidiaries. The Company has no “subsidiaries” (within the meaning of Rule 405 under the Securities Act). The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any other corporation or have any equity interest in any other corporation, partnership, joint venture, association, trust or other entity.

3.26 Related Party Transactions.

(a) Business Relationships. There are no business relationships or related party transactions involving a Company Party or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described. Without limiting the generality of the immediately preceding sentence, no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders managers or members of a Company Party on the other hand, that is required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and that is not so described. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since inception, none of the Company Parties, has directly or indirectly, extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director, executive officer of the Company Party, or to or for any family member or Affiliate of any director, executive officer or Manager of a Company Party.

(b) No Unconsolidated Entities. There are no transactions, arrangements or other relationships between and/or among a Company Party, any of its Affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company Parties’ liquidity or the availability of or requirements for its capital resources required to be described in the Pricing Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.

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3.27 Board of Directors. The Board of Directors of the Company is, and on the Closing Date, will be comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”), the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the NASDAQ Stock Market LLC. At least one member of the Audit Committee of the Board of Directors of the Company qualifies, and at the Closing Date, will qualify as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the NASDAQ Stock Market LLC. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the NASDAQ Stock Market LLC.

3.28 Sarbanes-Oxley Compliance.

(a) Disclosure Controls. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has developed and currently maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act Regulations) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(b) Compliance. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is in material compliance with all provisions of the Sarbanes-Oxley Act with which the Company is required to comply.

(c) Accounting Controls. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company maintains a system of “internal control over financial reporting” (as defined under Rules 13a-15(f) under the Exchange Act Regulations) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, its respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Company Auditor and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the ability of the Company to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since the date of the latest audited financial statements incorporated by reference into the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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3.29 No Investment Company Status. The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering as described in the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

3.30 No Labor Disputes. No labor disturbance by the employees of the Company exists or, to the best of the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its principal suppliers, manufacturers’ customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

3.31 Intellectual Property Rights.

(a) The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 3.31, reasonably be expected to result in a Material Adverse Effect; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3.31, reasonably be expected to result in a Material Adverse Effect; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3.31, reasonably be expected to result in a Material Adverse Effect; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Pricing Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

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(b) All licenses for the use of the Intellectual Property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus are in full force and effect in all material respects and are enforceable by the Company Party which is a party thereto and, to the Company’s knowledge, the other parties thereto, in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by a Company Party, and none of the Company Parties, nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

3.32 Taxes. Each Company Party has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which such Company Party is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except where the failure to timely file any such tax return or pay any such tax would not result in a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of a Company Parties’ federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company Parties’ in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of most recent audited financial statements, none of the Company Parties has incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of a Company Party.

3.33 Compliance with Environmental Laws. There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by a Company Party (or, to the Company’s knowledge, any other entity for whose acts or omissions a Company Party is or may be liable) upon any property now or previously owned, operated, used or leased by the Company, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company Parties has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against a Company Party. No property of any Company is subject to any Lien under any Environmental Law. No Company Party is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law.

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3.34 ERISA Compliance. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which a Company Party or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company, nor any member of its Controlled Group, has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

3.35 Compliance with Laws. Each Company Party: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) has not received any written notices, statements or other correspondence or notice from the any Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any Authorizations; (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority is considering such action; and (E) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims submissions and supplements or amendments as required by any applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

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3.36 Smaller Reporting Company. As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

3.37 Industry Data. The statistical, industry related and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company Parties reasonably and in good faith believes are reliable and accurate or represent the Company Parties’ good faith estimates that are made on the basis of data derived from such sources, and such data agree with the sources from which they are derived.

3.38 Margin Securities. The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the shares of Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

3.39 Integration. No Company Party nor any of their Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company Parties for purposes of the Securities Act that would require the registration of any such prior offerings of securities under the Securities Act.

3.40 Title to Real and Personal Property. The Company owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of any and all Liens except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease or sublease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company. No Company Party has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by a Company Party.

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3.41 Confidentiality and Non-Competitions. To the Company’s knowledge, no director, officer, key employee or consultant of a Company Party is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect his or her ability to be and act in his or her respective capacity of a Company Party or be expected to result in a Material Adverse Effect. Each officer, key employee or consultant of the Company has entered into a confidentiality agreement in favor of the Company relating to the protection of the proprietary information and confidential information of the Company.

3.42 Corporate Records. The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (a) contain minutes of all material meetings and actions of the Board of Directors (including each board committee) and stockholders of the Company, and (b) reflect all material transactions referred to in such minutes.

3.43 No Stabilization. Neither the Company nor any of its Affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

3.44 SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since the date that the Company became required by law or regulation to file such material (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Prospectus, as amended or supplemented, and the Pricing Disclosure Package in such quantities and at such places as an Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Prospectus, the Pricing Disclosure Package and the Registration Statement. The Company shall not file any such amendment or supplement to which the Representative shall reasonably object in writing.

4.2 Federal Securities Laws.

(a) Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company shall use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Securities Act Regulations and the Exchange Act and the Exchange Act Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b) Exchange Act Registration. For a period of three years from the Execution Date, the Company will use its best efforts to maintain the registration of the Common Stock under the Exchange Act. The Company will not deregister the Common Stock under the Exchange Act without the prior written consent of the Representative.

(c) Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Representative. Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in rule and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

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4.3 Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

4.4 Effectiveness and Events Requiring Notice to the Underwriters. The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus until the later of nine (9) months from the Execution Date and the date on which the Warrants, the Pre-Funded Warrants and the Representative’s Warrants are no longer outstanding, and will notify the Underwriters and holders of the Warrants, Pre-Funded Warrants and Representative’s Warrants immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any part thereof, or preventing the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Pricing Disclosure Package or the Prospectus in order to make the statements therein not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5 Review of Financial Statements. For a period of five (5) years from the Execution Date, the Company, at its expense, shall cause its regularly engaged independent registered public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information.

4.6 Reports to the Underwriters; Expenses of the Offering.

(a) Periodic Reports, etc. For a period of three years from the Execution Date, the Company will furnish or make available to the Underwriters copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish or make available to the Underwriters: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Securities Act; (v) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Underwriters shall each sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative in connection with such Underwriter’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Underwriters pursuant to this Section.

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(b) Transfer Sheets. For a period of three years from the Execution Date, the Company shall retain the Transfer Agent or a transfer and registrar agent acceptable to the Representative and will furnish to the Underwriters at the Company’s sole cost and expense such transfer sheets of the Company’s securities as an Underwriter may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and the DTC.

(c) Trading Reports. During such time as the Closing Shares, Warrant Shares and Pre-Funded Warrant Shares are listed on the Trading Market, the Company shall provide to the Underwriters, at the Company’s expense, such reports published by the Trading Market relating to price and trading of such securities, as the Underwriters shall reasonably request.

(d) General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, all expenses relating to the Offering, including, without limitation, all filing fees and communication expenses relating to the registration of the Offering of the Securities (including the Option Securities) with the Commission and the filing of the offering materials with FINRA; up to $15,000 for all of the Representative’s expenses associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of the Closing Shares, the Option Shares, the Warrant Shares, the Pre-Funded Warrant Shares and the Representative’s Warrant Shares on the Trading Market; all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; all fees, expenses and disbursements relating to the registration or qualification of such Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the fees and disbursements of the Representative’s counsel at Closing); all fees and expenses associated with the i-Deal system and NetRoadshow; the costs of all mailing and printing of the underwriting documents (including this Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriters may reasonably deem necessary; the costs and expenses of the Company’s public relations firm; the costs of preparing, printing and delivering certificates representing such Securities; fees and expenses of the transfer agent for such Securities; stock transfer taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; the fees and expenses of the Company’s accountants and the fees and expenses of the Representative and the Company’s legal counsel and other agents and representatives; provided, however, that the maximum amount of accountable expenses with respect to the above incurred by the Representative for which the Company will provide reimbursement in the offering shall be $175,000, less the Advance. For the sake of clarity, it is understood and agreed that the Company shall be responsible for the Underwriters’ costs (inclusive of legal costs) detailed in this Section 4.6(d) irrespective of whether the Offering is consummated or not, subject to a maximum of $175,000 in the event a Closing occurs, and a maximum of $25,000 in the event that there is no Closing.

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4.7 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Prospectus.

4.8 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the 15th full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date.

4.9 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

4.10 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.11 Accountants. For a period of three (3) years from the Effective Date, the Company shall continue to retain an independent registered public accounting firm. The Underwriters acknowledge that the Company Auditor is acceptable to the Underwriters.

4.12 FINRA. The Company shall advise the Underwriters (who shall make an appropriate filing with FINRA) if it is aware that any officer, director, 5% or greater shareholder of the Company or Person that received the Company’s unregistered equity securities in the past 180 days is or becomes an Affiliate or associated person of a FINRA member firm prior to the earlier of the termination of this Agreement or the conclusion of the distribution of the Offering.

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4.13 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their Affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its Affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

4.14 Warrant Shares. If all or any portion of a Warrant, a Pre-Funded Warrant or the Representative’s Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares, the Pre-Funded Warrant Shares or the Representative’s Warrant Shares, as applicable, or if the Warrant, the Pre-Funded Warrant or the Representative’s Warrant is exercised via cashless exercise at a time when such Warrant Shares, Pre-Funded Warrant Shares or Representative’s Warrant Shares would be eligible for resale under Rule 144 by a non-Affiliate of the Company, the Warrant Shares, Pre-Funded Warrant Shares or Representative’s Warrant Shares issued pursuant to any such exercise shall be issued free of all restrictive legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares, the Pre-Funded Warrant Shares and the Representative’s Warrant Shares) is not effective or is not otherwise available for the sale of the Warrant Shares, the Pre-Funded Warrant Shares and the Representative’s Warrant Shares, the Company shall immediately notify the holders of the Warrants, the Pre-Funded Warrants and the Representative’s Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Warrant Shares, the Pre-Funded Warrant Shares and the Representative’s Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Warrant Shares, the Pre-Funded Warrant Shares or the Representative’s Warrant Shares in compliance with applicable federal and state securities laws).

4.15 Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the Trading Market and (ii) if applicable, at least one member of the Board of Directors qualifies as an “audit committee financial expert” as such term is defined under the Regulation S-K promulgated under the Securities Act and the Exchange Act.

4.16 Securities Laws Disclosure; Publicity. At the request of the Representative, by [__________] (New York City time) on the date hereof, the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representative shall consult with each other in issuing any press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any other press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. (New York City time) on the first Business Day following the 40th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

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4.17 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Underwriter of the Securities is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Underwriter of Securities could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities.

4.18 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Option Shares pursuant to the Over-Allotment Option, the Warrant Shares pursuant to any exercise of the Warrants, the Pre-Funded Warrant Shares and the Representative’s Warrant Shares pursuant to any exercise of the Pre-Funded Warrants.

4.19 Listing of Common Stock. The Common Stock has been approved for trading on the Trading Market. The Company agrees to use its best efforts to effect and maintain the trading of the Common Stock on the Trading Market for at least three (3) years after the Closing Date.

4.20 Right of First Refusal. The Company grants the Representative the right of first refusal for a period of time from the commencement of sales of Securities in the Offering through October 31, 2020 to act as lead managing underwriter and bookrunner, placement agent and/or distribution agent, as the case may be, in any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) financings of the Company or any successor to or any subsidiary of the Company. The Company shall provide written notice to the Representative with the terms of such offering and if the Representative fails to accept in writing any such proposal within ten (10) days after receipt of such written notice, then the Representative will have no claim or right with respect to any such offering(s).

4.21 Subsequent Equity Sales.

(a) From the date hereof until seventy-five (75) days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents.

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(b) From the date hereof until sixty (60) days after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Underwriter shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Notwithstanding the foregoing, this Section 4.21 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.22 Capital Changes. Until sixty (60) days after the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Representative.

4.23 Research Independence. The Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that each Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

4.24 Representative’s Warrant. On the Closing Date and each Option Closing Date, the Company shall issue to the Representative warrants to purchase a number of shares of Common Stock equal to eight percent (8%) of the aggregate number of Closing Shares and Closing Pre-Funded Warrants, or eight percent (8%) of the aggregate number of Option Shares and Option Pre-Funded Warrants, respectively, sold in the Offering by the Underwriters (the “Representative’s Warrant ”) on such Closing Date or Option Closing Date . The Representative’s Warrant shall be exercisable at 110% of the public offering price. The Representative’s Warrant and the underlying shares of Common Stock issuable upon exercise thereof (the “Representative’s Warrant Shares”) shall be subject to a lock-up restriction pursuant to the rules of FINRA and in particular FINRA Rule 5110(g)(1), for a period of 180 days immediately following the Effective Date, and the Representative’s Warrant shall expire five (5) years from the Effective Date. The Representative’s Warrant shall include a “net issuance” or “cashless” exercise feature.

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ARTICLE V.

DEFAULT BY UNDERWRITERS

If on the Closing Date or any Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Closing Securities or Option Securities, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Closing Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur does not exceed 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Closing Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the Company or the Representative will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article VI hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Article V, the applicable Closing Date may be postponed for such period, not exceeding seven days, as the Representative, or if a Representative is the defaulting Underwriter, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

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ARTICLE VI.

INDEMNIFICATION

6.1 Indemnification of the Underwriters. The Company shall indemnify and hold harmless each Underwriter, its Affiliates, the directors, officers, employees and agents of such Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act and the rules and regulations thereunder, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) in whole or in part any inaccuracy in any material respect in the representations and warranties of the Company contained herein; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

6.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its Affiliates, the directors, officers, employees and agents of the Company and each other person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act and the rules and regulations thereunder, any Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of them, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon the Underwriters’ Information; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commissions applicable to the Securities purchased by such Underwriter hereunder.

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6.3 Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable out-of-pocket costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), (iv) the indemnifying party does not diligently defend the action after assumption of the defense, or (v) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, and (iii) does not include any injunctive or other equitable relief and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (A) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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6.4 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution), to which the Company and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities pursuant to this Agreement. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discount and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6.4 were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6.4 shall be deemed to include, for purpose of this Section 6.4, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.4, any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, and each director, officer, employee, counsel or agent of an Underwriter will have the same rights to contribution as such Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6.4, will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6.4. The obligations of the Underwriters to contribute pursuant to this Section 6.4 are several in proportion to the respective number of Securities to be purchased by each of the Underwriters hereunder and not joint. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

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6.5 Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any controlling Person thereof, (ii) acceptance of any of the Securities and payment therefor or (iii) any termination of this Agreement.

ARTICLE VII.

MISCELLANEOUS

7.1 Termination.

(a) Termination Right. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

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(b) Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a), within the time specified herein or any extensions thereof pursuant to the terms herein, (i) the Company shall be obligated to pay to the Representative its actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable up to $25,000 ($25,000 of which has been paid prior to the Execution Date (the “Advance”)); provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement, and (ii) the Representative shall refund to the Company any portion of the Advance previously received by the Representative which is in excess of the accountable out-of-pocket expenses actually incurred to such date by the Representative.

(c) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, any Preliminary Prospectus and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Notwithstanding anything herein to the contrary, the Engagement Agreement, dated January 9, 2020 (“Engagement Agreement”), by and between the Company and the Representative, shall continue to be effective and the terms therein, including, without limitation, Section 14 with respect to any future offerings, shall continue to survive and be enforceable by the Representative in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail.

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7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Representative. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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7.8 Survival. The representations and warranties contained herein shall survive the Closing Date and the Option Closing Date, if any, and the delivery of the Securities.

7.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

7.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

(Signature Pages Follow)

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If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

TOUGHBUILT, INC.

By:
Name:
Title:

Address for Notice:

Copy to:

Jolie Kahn, Esq.

c/o Toughbuilt Industries, Inc.

25371 Commercentre Drive, Suite 200

Lake Forest, CA

Email: jolie.k@toughbuilt.com

Facsimile: _____________

Accepted by the Representative, acting for itself and as Representative of the Underwriters named on Schedule I hereto, as of the date first above written:

MAXIM GROUP LLC

By:
Name:	Clifford A. Teller
Title:	Executive Managing Director, Investment Banking

Address for Notice:

405 Lexington Avenue

New York, NY 10174

Facsimile: (212) 895-3783

Attention: Clifford A. Teller

Copy to:

McGuireWoods LLP

1251 Avenue of the Americas, 20th Floor

New York, NY 10020-1104

Attention: Stephen Older, Esq.

Email: solder@mcguirewoods.com

Facsimile: (212) 548-2150

[Signature Page to Underwriting Agreement]

SCHEDULE I

Schedule of Underwriters

Underwriters	Closing Shares	Closing Warrants	Closing Pre-Funded Warrants	Purchase Price
Maxim Group LLC
Joseph Gunner & Co., LLC

Total

Schedule I

SCHEDULE II

Issuer Free Writing Prospectus

Schedule II

SCHEDULE III

Written Testing-the-Waters Communication

Schedule III

Exhibit A

Legal Opinion

1. Based solely on the Good Standing Certificate, the Company is a corporation duly formed and validly existing in good standing under the laws of its jurisdiction of incorporation.

2. The Company has requisite corporate power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, to execute and deliver the Transaction Documents and to issue, sell and deliver the Securities as contemplated therein.

3. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of the assets or properties or the nature of the business of the Company makes such qualification necessary except where the failure to be qualified or in good standing as a foreign corporation or organization would not have a Material Adverse Effect (as defined in the Underwriting Agreement) on the Company.

4. The Company’s authorized capitalization is as set forth in the Registration Statement, Preliminary Prospectus and the Prospectus as of the respective dates indicated therein. The Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

5. The Closing Shares have been duly authorized by the Company and, when issued and paid for by the Underwriters in accordance it the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

6. The Warrants have been duly authorized and, when executed by the Company and issued and delivered against payment of the purchase price therefor specified in the Underwriting Agreement and the Warrant Agent Agreement in accordance with the terms of the Underwriting Agreement and the Warrant Agent Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

7. The Closing Shares, the Closing Warrants, the Closing Pre-Funded Warrants, the Warrant Shares and the Pre-Funded Warrant Shares are free of statutory or contractually imposed preemptive rights, resale rights, rights of first refusal and restrictions upon voting or transfer or any similar rights contained in the Certificate of Incorporation or Bylaws.

8. The Company is not a party to any contract, agreement or document of a character that is required to be filed as an exhibit to, or incorporated by reference in, the Registration Statement or described in the Registration Statement, the Preliminary Prospectus or the Prospectus that has not been so filed, incorporated by reference or described as required.

Exhibit A Page 1

9. The Registration Statement was declared effective by the SEC under the Securities Act on June [__], 2019. The Prospectus was filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act on June [__], 2019. No stop order proceedings with respect thereto are pending or threatened under the Securities Act and any required filing of the Prospectus, pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by such Rule 424.

10. No consent, approval, authorization, license, registration, qualification or order of any court or any federal, state or foreign governmental or regulatory authority is required to be obtained or made by the Company in connection with (i) the issuance and sale of the Securities, including the issuance of the Warrant Shares upon the exercise of the Warrants, or (ii) the due authorization, execution, delivery or performance of the Transaction Documents by the Company or the consummation of the transactions contemplated thereby, except such as have been obtained under the Securities Act or as may be required by FINRA or under state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

11. The execution and delivery of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated therein, do not and will not (a) violate, conflict with or constitute a breach of (i) existing law, rule or regulation promulgated by the United States, the State of New York or any federal, statute, law, rule or regulation applicable to the Company, (ii) any agreement attached as an exhibit to the Registration Statement to which the Company is a party, or (iii) any judgment, decree or order of any court or any other agency of government known to us that is applicable to the Company, or (b) give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation of any lien, encumbrance, security interest, claim, or charge upon any property or assets of the Company under any agreement included as an exhibit to the Registration Statement as such would cause a Material Adverse Effect.

12. There are no actions, suits, claims, investigations, arbitrations or proceedings pending against the Company or any of its officers, directors or employees (in connection with the discharge of their duties as officers, directors or employees), of the Company, or affecting any of its properties or assets of a character required to be disclosed in the Registration Statement or the Prospectus that is not disclosed in the Registration Statement or the Prospectus as required by the Securities Act and the rules thereunder.

13. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Preliminary Prospectus and the Prospectus will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

14. The information in the Registration Statement set forth under the heading “Description of Securities” insofar as such statements purport to constitute a summary of documents or matters of law, and those statements in the Registration Statement that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown.

15. No Person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement, except as described in the Registration Statement, the Prospectus or the SEC Reports, including documents incorporated by reference thereto, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated thereby or otherwise.

Exhibit A Page 2